Exhibit No. 23.2

Consent of Independent Auditors
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-125631, 333-100327, 333-102858, 333-116170, 333-87482, 333-51094, 333-78793, 333-89279, 333-90809, 333-31874, 333-57092 and 333-72200), and Form S-8 (Nos. 333-170517, 333‑163350, 333-123737, 333-88938, 33-44867 and 33-89882) of Regis Corporation of our report dated August 20, 2015 relating to the consolidated financial statements of EEG, Inc. and Subsidiaries, which appears in this Form 10-K.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Baker Tilly Virchow Krause, LLP
Wilkes-Barre, Pennsylvania
August 28, 2015